Pequot Resources Inc.

December 31, 2012

Gen Biopharma Inc., dba Resolute Oncology

Dear Sirs:

Re: Bridge Loan

This letter will serve to confirm our agreement wherein, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we have provided a loan consisting of various payments totalling US$637,585 (the "Loan") on behalf to Gen Biopharma Inc., dba Resolute Oncology ("Gen"), on the following terms and conditions in order to facilitate exploring a further investment or purchase of assets of Gen by Pequot Resources Inc. (the "Transaction"):

1. The principal amount of the Loan, shall be due and payable on September 30, 2013 (the "Maturity Date") unless prior to the Maturity Date a definitive agreement between Pequot Resources Inc. and Gen has been closed.

2. The Loan shall bear no interest until the Maturity Date. If not repaid or otherwise extinguished at the Maturity Date, the loan shall bear interest at the rate of 10% per annum, payable in quarterly installments from the Maturity Date.

3. Gen may repay any or all outstanding amounts of principal and interest at any time, without penalty.

4. Except as otherwise agreed to in writing between the parties, Gen agrees that for a period from the date of this Agreement until the earliest of:

   (a) the Maturity Date; or

   (b) the date that a Transaction is consummated between the parties hereto,

   except for ongoing negotiations previously disclosed to Pequot Resources Inc., other than in connection with a Transaction mutually agreed to by the parties hereto (a "Permitted Transaction"), Gen and its Representatives will not, directly or indirectly:

   (c) offer to sell all or any part of Gen securities another party;

   (d) dispose of any assets;

   (e) enter into any material agreements without prior written approval; or

   (f) in any way solicit any person or entity with respect to any transaction involving the company's assets.

5. "Representatives" of Gen means the directors, employees, affiliates, subsidiaries, shareholders, advisors, agents and representatives of Gen, and shall also include directors and employees of the affiliates, subsidiaries and shareholders of Gen.

6. The obligations of Gen will be evidenced by a promissory note in the form attached hereto.

Accepting that the above accurately details your understanding of our agreement in this regard could you please execute this letter where indicated and return same at your early convenience.

Yours truly,

Pequot Resources Inc.

Per: Blair Sorby

Authorized Signatory

Acknowledged and agreed to this 31st day of December, 2012 by:

Gen Biopharma Inc.

Per: Dr. Joaquin Sinkule

Authorized Signatory

PROMISSORY NOTE

US$637,585 **December 31, 2012**

TO: Pequot Resources Inc.

FOR VALUE RECEIVED, Gen Biopharma Inc. ("Gen") promises to pay to the order of Pequot Resources Inc. (the "Lender") the Principal Sum of $637,585 in lawful currency of the United States of America (the "Principal Sum").

It is understood and agreed that Gen shall pay to the Lender all of the principal and accrued interest evidenced by this Promissory Note on September 30, 2012, unless prior to such date the closing of a definitive agreement between Pequot Resources Inc. and Gen has occurred.

The Principal Sum or such amount as shall remain outstanding from time to time shall not bear interest until the Maturity Date. If not repaid or otherwise extinguished at the Maturity Date, the loan shall bear interest at the rate of 10% per annum, payable in quarterly installments from the Maturity Date. In the event of any partial repayments made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

This Promissory Note is being issued in accordance with and is subject to the terms of a letter agreement entered into between the undersigned and the Lender dated as December 31, 2012.

The undersigned shall have the privilege of prepaying in whole or in part the Principal Sum and accrued interest.

Presentment, protest, notice of protest and notice of dishonor are hereby waived.

Gen Biopharma Inc.

Dr. Joseph Sinkule

Signature

Joseph Sinkule, Chairman

Name of Signatory and Title

{W0176996.DOC}